Exhibit 10.53
AMENDMENT NO. 1
TO
FOREST CITY ENTERPRISES, INC.
1994 STOCK PLAN
(AS AMENDED AND RESTATED AS OF JUNE 21, 2005)
Recitals
     WHEREAS, Forest City Enterprises, Inc. (the “Company”) has adopted the Forest City Enterprises, Inc. 1994 Stock Plan (As Amended and Restated as of June 21, 2005) (“Plan”).
     WHEREAS, the Company now desires to amend the Plan further to change the defined age of retirement to age 65 (“Amendment No. 1”); and
     WHEREAS, the Compensation Committee of Board of Directors of the Company has approved this Amendment No. 1.
Amendment
     NOW, THEREFORE, the Plan is hereby amended by this Amendment No. 1, effective as of December 12, 2005, as follows:
     1. Section 2.U. of the Plan is amended to read as follows:
RETIREMENT means termination of employment with the Company or a Subsidiary at age 65 or older and after five or more years of continuous employment with the Company or a Subsidiary. Approved absence or leave from the Company or a Subsidiary shall not be considered an interruption of employment for purposes of the Plan.
     2. Except as amended by Amendment No. 1, the Plan shall remain in full force and effect.